Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement (No. 333-180077) on Form S-3 of Cole Credit Property Trust III, Inc. of our report dated March 26, 2013, except for Note 16 as to which the date is May 9, 2013, relating to our audit of the consolidated financial statements of Cole Holdings Corporation and Subsidiaries as of and for the year ended December 31, 2012, included in the Current Report on Form 8-K/A filed on May 10, 2013.

/s/ McGladrey LLP

Phoenix, Arizona

May 24, 2013